Exhibit 4.8

CLIFFORD
CHANCE





                   GRACECHURCH CARD PROGRAMME FUNDING LIMITED

                               as Issuing Entity


             THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH

                                as Note Trustee


             THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH

                     as Principal Paying Agent, Custodian,

                         Agent Bank and Exchange Agent


                              THE BANK OF NEW YORK

                       as Registrar and U.S. Paying Agent

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                     PAYING AGENCY AND AGENT BANK AGREEMENT

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                                    CONTENTS
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CLAUSE                                                                                              PAGE


1.     Interpretation..................................................................................2
2.     Appointment Of Agents...........................................................................2
3.     The Notes.......................................................................................3
4.     Transfers Of Notes..............................................................................5
5.     Exchange Of Global Note Certificates For Individual Note Certificates...........................6
6.     Replacement Note Certificates...................................................................6
7.     Payments To The Principal Paying Agent..........................................................6
8.     Payments To Noteholders.........................................................................8
9.     Duties Of The Agent Bank.......................................................................11
10.    Duties Of The Custodian........................................................................12
11.    Duties Of The Exchange Agent...................................................................13
12.    Miscellaneous Duties Of The Agents.............................................................14
13.    Fees And Expenses..............................................................................17
14.    Terms Of Appointment...........................................................................17
15.    Changes In Agents..............................................................................19
16.    Time...........................................................................................22
17.    Governing Law And Jurisdiction.................................................................22

SCHEDULE 1    REGULATIONS CONCERNING TRANSFERS AND REGISTRATION OF NOTES..............................23

SCHEDULE 2    FORM OF TRANSFER CERTIFICATE............................................................27

SCHEDULE 3    SPECIFIED OFFICES OF THE AGENTS.........................................................30

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THIS PAYING AGENCY AND AGENT BANK AGREEMENT is made on [o]

BETWEEN:

(1) GRACECHURCH CARD PROGRAMME FUNDING LIMITED, a public limited liability company incorporated in Jersey, Channel Islands with company number 98638, whose registered office is located at 26 New Street, St. Helier, Jersey (the "ISSUING ENTITY");

(2) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH, as note trustee (the "NOTE TRUSTEE", which expression shall include such company and all other Persons for the time being acting as trustee or trustees under the Note Trust Deed);

(3) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH, as principal paying agent (the "PRINCIPAL PAYING AGENT"), custodian (the "CUSTODIAN"), agent bank (the "AGENT BANK") and exchange agent ("EXCHANGE AGENT"); and

(4) THE BANK OF NEW YORK, a US national banking association acting through its New York office at 21st Floor West, 101 Barclay Street, New York, NY 10286, United State as registrar (the "REGISTRAR") and U.S. paying agent (the "U.S. PAYING AGENT").

INTRODUCTION:

(A)     The Issuing Entity has established the Programme.

(B) Each Series will be constituted by, be subject to, and have the benefit of the Note Trust Deed and the applicable Note Trust Deed Supplement.

(C) Notes issued in accordance with the Programme will be secured in accordance with the Note Trust Deed and the relevant Note Trust Deed Supplement executed on or about the time of each such issuance.

(D) Notes issued under the Programme will initially be represented in registered form in an Authorised Denomination.

(E) The Notes of each Class and Sub-Class of each Series will initially be represented by one or more Global Note Certificates and will be registered in the name of a nominee of Euroclear and Clearstream or, as applicable, DTC or its nominee. Beneficial interests in the Global Note Certificates will only be exchangeable for Individual Note Certificates in the limited circumstances specified in the Note Trust Deed and the relevant Note Trust Deed Supplement and such Global Note Certificates.

(F) Notes may be issued on a listed basis in accordance with the relevant Prospectus Supplements/Final Terms. The Issuing Entity will make applications for certain Series of the Notes issued under the Programme to be admitted to listing in accordance with the relevant Prospectus Supplements/Final Terms.

(G) The parties to this Paying Agency and Agent Bank Agreement wish to record certain arrangements, which they have made in relation to payments in respect of the Notes.

THE PARTIES AGREE as follows:

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1.      INTERPRETATION

1.1     DEFINITIONS

        Unless otherwise defined in this Paying Agency and Agent Bank Agreement or the context requires otherwise, words and expressions used in this Paying Agency and Agent Bank Agreement have the meanings and constructions ascribed to them in the Schedule 1 (Master Definitions Schedule) of the Issuing Entity Master Framework Agreement dated on or about the date hereof, between, among others, the Issuing Entity and the Note Trustee.

1.2     INCORPORATION OF COMMON TERMS

        Except as provided below, the Common Terms apply to this Paying Agency and Agent Bank Agreement, where applicable, and shall be binding on the parties to this Paying Agency and Agent Bank Agreement as if set out in full in this Paying Agency and Agent Bank Agreement.

1.3     FURTHER ASSURANCE

        Paragraph 1 (Further Assurance) of the Common Terms applies to this Paying Agency and Agent Bank Agreement as if set out in full in herein, and as if the Issuing Entity was the Obligor (as defined therein) and each Agent and the Note Trustee was the Obligee (as defined therein).

1.4     LIMITED RECOURSE AND NON-PETITION

        Paragraphs 8 (Non-Petition and Limited Recourse) and 10 (Obligations as Corporate Obligations) of the Common Terms apply to this Paying Agency and Agent Bank Agreement and shall be deemed set out in full herein.

1.5     CONFLICT WITH COMMON TERMS

        If there is any conflict between the provisions of the Common Terms and the provisions of this Paying Agency and Agent Bank Agreement, the provisions of this Paying Agency and Agent Bank Agreement shall prevail, save for where any provision of this Paying Agency and Agent Bank Agreement relates to VAT, in which case the provisions of the Common Terms shall prevail.

1.6     REPRESENTATIONS AND WARRANTIES

        The Issuing Entity gives certain representations and warranties to the Agents on the terms set out in the Issuing Entity Warranties.

1.7     COVENANTS

        The Issuing Entity covenants with the Agents on the terms of the Issuing Entity Covenants.

2.      APPOINTMENT OF AGENTS

2.1     APPOINTMENT

        The Issuing Entity (and, for the purposes of Clause 8.8 (Agents to act for Note Trustee), the Note Trustee) appoints each of the Agents at their respective Specified Offices as its agent in relation to each Series of Notes in respect of which it is named in the relevant Prospectus Supplements/Final Terms for the purposes specified in this Paying Agency and Agent Bank Agreement and in the Conditions and all matters incidental thereto.

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2.2     ACCEPTANCE OF APPOINTMENT

        Each of the Agents accepts its appointment as agent of the Issuing Entity (and, for the purposes of Clause 8.8 (Agents to act for Note Trustee), the Note Trustee) in relation to the relevant Series of Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Paying Agency and Agent Bank Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

3.      THE NOTES

3.1     GLOBAL NOTE CERTIFICATES

        Each Global Note Certificate in respect of each Class and/or Sub-Class of each Series shall:

        3.1.1 (in the case of Notes other than Rule 144A Notes or Regulation S Notes) be in substantially the form set out (in the case of Class A Notes) in Schedule 2 (Form of Class A SEC Registered Global Note Certificate) to the Note Trust Deed, (in the case of Class B Notes) in Schedule 3 (Form of Class B SEC Registered Global Note Certificate) thereto, (in the case of Class C Notes) in Schedule 4 (Form of Class C SEC Registered Global Note Certificate) thereto and (in the case of Class D Notes) in
                Schedule 5 (Form of Class D SEC Registered Global Note Certificate) thereto;

        3.1.2 (in the case of Rule 144A Notes) be in substantially the form set out in Schedule 10 (Form of Rule 144A Global Note Certificate) to the Note Trust Deed;

        3.1.3 (in the case of Regulation S Notes) be in substantially the form set out in Schedule 12 (Form of Regulation S Global Note Certificate) to the Note Trust Deed; and

        3.1.4 be executed manually or in facsimile by or on behalf of the Issuing Entity and authenticated manually by or on behalf of the Registrar.

3.2     INDIVIDUAL NOTE CERTIFICATES

        Each Individual Note Certificate in respect of each Class and/or Sub-Class of each Series shall:

        3.2.1 (in the case of Notes other than Rule 144A Notes or Regulation S Notes) be in substantially the form set out (in the case of Class A Notes) in Schedule 6 (Form of Class A SEC Registered Individual Note Certificate) to the Note Trust Deed, (in the case of Class B Notes) in Schedule 7 (Form of Class B SEC Registered Individual Note Certificate) thereto, (in the case of Class C Notes) in Schedule 8 (Form of Class C SEC Registered Individual Note Certificate) thereto and (in the case of Class D Notes) in Schedule 9 (Form of Class D SEC Registered Individual Note Certificate) thereto;

        3.2.2 (in the case of Rule 144A Notes) be in substantially the form set out in Schedule 11 (Form of Rule 144A Individual Note Certificate) to the Note Trust Deed;

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        3.2.3   (in the case of Regulation S Notes) be in substantially the form set out in Schedule 13 (Form of Regulation S Individual Note Certificate) to the Note Trust Deed;

        3.2.4 be security printed in accordance with all applicable legal and stock exchange requirements (if any);

        3.2.5   have a unique certificate or serial number printed thereon; and

        3.2.6 be executed manually or in facsimile by or on behalf of the Issuing Entity and authenticated manually by or on behalf of the Registrar.

3.3     SIGNATURES

        Any signature on a Note Certificate on behalf of the Issuing Entity shall be that of a person who at the date of printing of the Note Certificates is an authorised signatory of the Issuing Entity notwithstanding that at the time of issue of any of the Note Certificates he may have ceased, for any reason (including death), to be such an authorised signatory.

3.4     DEPOSIT OF GLOBAL NOTE CERTIFICATES

        The DTC Global Note Certificates shall be registered in the name of Cede & Co. (as nominee for DTC) and deposited with the DTC Custodian. The European Global Note Certificates shall be registered in the name of and deposited with a nominee for Euroclear and Clearstream. Participants in the Clearing Systems shall have no rights under this Paying Agency and Agent Bank Agreement with respect to the Global Note Certificates and the relevant Clearing System or Clearing Systems, or its or their nominee, may be treated by the Issuing Entity or any Agent as the absolute owner of each Global Note Certificate for all purposes under this Paying Agency and Agent Bank Agreement. Notwithstanding the foregoing, nothing in this Paying Agency and Agent Bank Agreement shall impair, as between the Clearing Systems and their participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

3.5     AVAILABILITY OF INDIVIDUAL NOTE CERTIFICATES

        If the Issuing Entity is required to deliver Individual Note Certificates pursuant to the terms of the Global Note Certificates of a particular Class and/or Sub-Class, the Issuing Entity shall arrange for such Individual Note Certificates of such Class and/or Sub-Class to be made available to or to the order of the relevant Registrar by the later of the expiry of 40 days after the Issue Date of the relevant Series and the date falling 25 days after the occurrence of the relevant event as set out in the Note Trust Deed. Such Individual Note Certificates will be in registered form each in an Authorised Denomination. The Individual Note Certificates will be held to the Issuing Entity's order pending delivery. The Issuing Entity shall also arrange, on request, for such Individual Note Certificates as are required to enable the Registrar to perform its obligations under Clause 4 (Transfer of Notes), Clause 5 (Exchange of Global Note Certificates for Individual Note Certificates) and Clause 6 (Replacement Note Certificates) to be made available to or to the order of that Registrar from time to time.

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3.6     AUTHORITY TO AUTHENTICATE

        Each Registrar or its designated agent is authorised and instructed by the Issuing Entity to authenticate such Note Certificates as may be required to be authenticated hereunder by the signature of any of its officers or any other person duly authorised for the purpose by that Registrar.

3.7     DUTIES OF THE REGISTRAR

        It shall be a term of the appointment of the Registrar that it or its designated agent shall:

        3.7.1 hold in safe custody all unauthenticated Note Certificates delivered to it;

        3.7.2 ensure that such Note Certificates are authenticated and delivered only in accordance with the terms hereof, of the Note Trust Deed and of the Conditions; and

        3.7.3 establish and maintain the Register at its Specified Office in accordance with Clause 4.1 (Maintenance of the Register).

4.      TRANSFERS OF NOTES

4.1     MAINTENANCE OF THE REGISTER

        The Registrar shall maintain the Register in relation to the Notes, which shall be kept at its Specified Office and upon written request be made available by the Registrar to the Issuing Entity, the Note Trustee and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of each Note Certificate, the names and addresses of the initial holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

4.2     REGISTRATION OF TRANSFERS IN THE REGISTER

        The Registrar shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

4.3     REGISTRAR TO EFFECT EXCHANGES OF INTERESTS BETWEEN GLOBAL NOTE
        CERTIFICATES

        The Registrar shall receive requests for the exchange of interests in a Regulation S Global Note Certificate for interests in the relevant Rule 144A Global Note Certificate and for the exchange of interests in a Rule 144A Global Note Certificate for interests in the relevant Regulation S Global Note Certificate and, subject to the Registrar having received all information and certificates required by this Paying Agency and Agent Bank Agreement, the Note Trust Deed and the relevant Global Note Certificate, the Registrar shall give effect to such requests in accordance with the terms of the relevant Global Note Certificate by making appropriate adjustments to the records maintained by it and shall procure that appropriate entries are made in the records of (in the case of a DTC Global Note Certificate) the DTC Custodian or (in the case of a European Global Note Certificate) the nominee for Euroclear and Clearstream so as to reflect such adjustments.


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5.      EXCHANGE OF GLOBAL NOTE CERTIFICATES FOR INDIVIDUAL NOTE CERTIFICATES

5.1     EXCHANGE OF GLOBAL NOTE CERTIFICATES FOR INDIVIDUAL NOTE CERTIFICATES

        If any Global Note Certificate becomes exchangeable for Individual Note Certificates in accordance with its terms, the Registrar shall, subject to its having received any certificates required by the terms of the relevant Global Note Certificate, authenticate and deliver to each person designated by the Holder of such Global Note Certificate a Individual Note Certificate in accordance with the terms of this Paying Agency and Agent Bank Agreement, the Note Trust Deed and the relevant Global Note Certificate.

5.2     RULE 144A LEGEND

        Subject to the Regulations, any Individual Note Certificates issued in exchange for interests in a Rule 144A Global Note Certificate shall bear the Rule 144A Legend.

6.      REPLACEMENT NOTE CERTIFICATES

6.1     DELIVERY OF REPLACEMENTS

        Subject to receipt of replacement Note Certificates, the Registrar shall, upon and in accordance with the instructions of the Issuing Entity (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), complete, authenticate and deliver a Note Certificate as a replacement for any Note Certificate which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; PROVIDED, HOWEVER, THAT the Registrar shall not deliver any Note Certificate as a replacement for any Note Certificate which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Note Certificate until the applicant has furnished the Registrar with such evidence and indemnity as the Issuing Entity and/or the Registrar may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2     REPLACEMENTS TO BE NUMBERED

        Each replacement Note Certificate delivered hereunder shall bear a unique serial number.

6.3     CANCELLATION AND DESTRUCTION

        Each Registrar shall cancel and destroy each mutilated or defaced Note Certificate surrendered to it and in respect of which a replacement has been delivered.

6.4     NOTIFICATION

        The Registrar shall notify the Issuing Entity of the delivery by it in accordance herewith of any replacement Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Note Certificate which it replaces and confirming (if such be the case) that the Note Certificate which it replaces has been cancelled or destroyed and the Registrar shall as promptly as is practicable, enter such details in the Register.

7.      PAYMENTS TO THE PRINCIPAL PAYING AGENT

7.1     ISSUING ENTITY TO PAY PRINCIPAL PAYING AGENT

        In order to provide for the payment of interest and principal in respect of each Class and/or Sub-Class of Notes of a Series as the same becomes due and payable, the Issuing Entity shall pay to the Principal Paying Agent or otherwise cause it to receive on or

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        before the date on which such payment becomes due, an amount which is equal to the amount of principal or interest then falling due in respect of the relevant Notes on such date.

7.2     MANNER AND TIME OF PAYMENT

        Each amount payable by the Issuing Entity under Clause 7.1 (Issuing Entity to pay Principal Paying Agent) shall be paid unconditionally by credit transfer in the relevant currency in immediately available, freely transferable, cleared funds, not later than (in the case of Sterling Notes) 10.00 a.m. (London time), (in the case of Euro Notes)
        12.00 noon (Brussels time), (in the case of Dollar Notes) 10.00 a.m. (New York City time) or (in the case of Notes other than Sterling Notes, Euro Notes or Dollar Notes) such time as the Principal Paying Agent has by notice to the Issuing Entity and the Note Trustee specified, on the relevant day to such account with such bank as the Principal Paying Agent has by notice to the Issuing Entity and the Note Trustee specified from time to time for the purpose. The Issuing Entity shall, before (in the case of Sterling Notes) 2.00 p.m. (London time), (in the case of Euro Notes) 10.00 a.m. (Brussels time), (in the case of Dollar Notes)
        10.00 a.m. (New York City time) or (in the case of Notes other than Sterling Notes, Euro Notes or Dollar Notes) such time as the Principal Paying Agent has by notice to the Issuing Entity and the Note Trustee specified, on the second Business Day before the due date of each payment by it under Clause 7.1 (Issuing Entity to pay Principal Paying Agent), notify the Principal Paying Agent (and, in the case of a payment on a Note (other than a Dollar Note) represented by a DTC Global Note Certificate, with a copy to the Exchange Agent) by authenticated SWIFT message (or such other method as shall be agreed) of its irrevocable payment instructions to such bank through which such payment to the Principal Paying Agent is to be made.

7.3     PAYMENT TO EXCHANGE AGENT

        In relation to a payment on a Note (other than a Dollar Note) represented by a DTC Global Note Certificate, subject to receipt of funds from the Issuing Entity pursuant to Clause 7.2 (Manner and time of payment) and Clause 11.2 (U.S. dollar conversion), the Principal Paying Agent shall transfer in immediately available, freely transferable, cleared funds, not later than 12.00 noon (London time) on the date of such payment, the Specified Currency Amount to the Exchange Agent.

7.4     EXCLUSION OF LIENS AND INTEREST

        The Agents shall not:

        7.4.1 exercise any lien, right of set-off or similar claim in respect of moneys received by the Principal Paying Agent in connection with its activities hereunder;

        7.4.2   be liable to any person for interest thereon; and

        7.4.3 be obliged to hold any funds received by them hereunder in a segregated account or accounts.

7.5     APPLICATION BY PRINCIPAL PAYING AGENT

        The Principal Paying Agent shall apply (or direct or cause the application of) each amount paid to it under this Clause 7 (Payments to the Principal Paying Agent) in accordance with Clause 8 (Payments to Noteholders) and shall not be obliged to repay


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        any such amount other than as provided herein or unless the claim for the relevant payment becomes void under Condition 11 (Prescription) in which event it shall repay to the Issuing Entity such portion of such amount as relates to such payment by paying the same by credit transfer into such account with such bank as the Issuing Entity has by notice to the Principal Paying Agent specified for the purpose.

7.6     FAILURE TO NOTIFY PAYMENT INSTRUCTIONS

        If the Principal Paying Agent has not, by 4.30 p.m. (London Time) on the second Business Day before the due date of any payment to it under Clause 7.1 (Issuing Entity to pay Principal Paying Agent), received notification of the relevant irrevocable payment instructions referred to in Clause 7.2 (Manner and time of payment) it shall forthwith notify the other Paying Agents, the Note Trustee and the Issuing Entity. If the Principal Paying Agent subsequently receives notification of such payment instructions, it shall forthwith notify the other Paying Agents, the Note Trustee and the Issuing Entity.

7.7     NOTIFICATION OF PARTIAL REDEMPTIONS

        In the event there is to be any partial redemption of a Series of Notes pursuant to Condition 7 (Redemption and Purchase) on any Interest Payment Date, the Issuing Entity shall give each of the Paying Agents, the Agent Bank, the Principal Paying Agent and any Swap Counterparty four Business Days notice of the amount of the Principal Amount Outstanding of each Note to be redeemed on such Interest Payment Date. The Agent Bank shall upon receipt of such information (and any notification under Clause 12.10 (Notification of the Principal Amount Outstanding) hereunder) make the relevant determinations required under Condition 7 (Redemption and Purchase).

8.      PAYMENTS TO NOTEHOLDERS

8.1     PAYMENTS BY PAYING AGENTS

        Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of the Notes (in the event a Swap Agreement has been terminated without replacement, after exchanging any amounts due to the currency of the relevant Notes at a spot rate determined by the Exchange Agent), in accordance with the Conditions, PROVIDED, HOWEVER, THAT:

        8.1.1 if any Note Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuing Entity and (if such Paying Agent is not the Principal Paying Agent) the Principal Paying Agent of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuing Entity and the Principal Paying Agent has received the amount to be so paid;

        8.1.2 a Paying Agent shall not be obliged (but shall be entitled) to make payments of interest or principal in respect of a Series of
                Notes:

                (a) in the case of the Principal Paying Agent, it has not received the full amount of any payment due to it under Clause 7.1 (Issuing Entity to pay Principal Paying Agent); or

                (b)     in the case of any other Paying Agent:

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                        (i)     it has been notified in accordance with Clause
                                7.6 (Failure to notify payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

                        (ii) it is not able to establish that the Principal Paying Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 7.1 (Issuing Entity to pay Principal Paying Agent);

        8.1.3 each Paying Agent shall cancel each Note Certificate against surrender of which it has made full payment and shall, if necessary, deliver each Note Certificate so cancelled by it to, or to the order of, the Registrar; and

        8.1.4 notwithstanding any other provision of this Paying Agency and Agent Bank Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Paying Agency and Agent Bank Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

8.2     PAYMENTS IN RESPECT OF NOTE CERTIFICATES

        The Registrar will notify the Principal Paying Agent, not later than five Business Days after each Record Date, whether any Noteholder has elected to receive payments by transfer to a bank account and, if so, the relevant details of such bank account. For those Noteholders who have chosen not to receive payments by transfer to a bank account, the Registrar will notify the Principal Paying Agent of the address of such Noteholder appearing in the Register to which cheques should be posted.

        The Paying Agent shall make or shall procure payments of interest and principal in respect of the Notes in accordance with the Conditions by mailing a cheque drawn in the relevant currency of the Notes on a bank in New York, in the case of a cheque drawn in U.S. dollars, or London, in the case of a cheque drawn in a currency other than U.S. dollars, to the address of the Noteholder appearing in the Register on the Record Date or, if the Noteholder has elected to do so, by transfer to their specified account denominated in the relevant currency of the Note (as the case may be).

8.3     EXCLUSIONS OF LIENS AND COMMISSIONS

        No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.4     REIMBURSEMENT BY THE PRINCIPAL PAYING AGENT

        If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents):

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        8.4.1   it shall notify the Principal Paying Agent of the amount so paid by it and the serial number and principal amount of each Note Certificate in relation to which payment of principal or interest was made; and

        8.4.2 subject to and to the extent of compliance by the Issuing Entity with Clause 7.1 (Issuing Entity to pay Principal Paying Agent) (whether or not at the due time), the Principal Paying Agent shall pay to such Paying Agent out of the funds received by it under Clause 7.1 (Issuing Entity to pay Principal Paying Agent), by credit transfer in the relevant currency and in immediately available, freely transferable, cleared funds to such account with such bank as such Paying Agent has by notice to the Principal Paying Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

8.5     APPROPRIATION BY THE PRINCIPAL PAYING AGENT

        If the Principal Paying Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Issuing Entity to pay Principal Paying Agent) an amount equal to the amount so paid by it.

8.6     REIMBURSEMENT BY ISSUING ENTITY

        Subject to Clauses 8.1.1 and 8.1.2, if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Conditions at a time at which the Principal Paying Agent has not received the full amount of the relevant payment due to it under Clause
        7.1 (Issuing Entity to pay Principal Paying Agent) and the Principal Paying Agent is not able out of funds received by it under Clause 7.1 (Issuing Entity to pay Principal Paying Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 8.4 (Reimbursement by the Principal Paying Agent) or appropriation under Clause 8.5 (Appropriation by the Principal Paying Agent)), the Issuing Entity shall from time to time on demand pay to the Principal Paying Agent for account of such Paying Agent:

        8.6.1 the amount so paid out by such Paying Agent and not so reimbursed to it; and

        8.6.2 an amount sufficient to indemnify the Principal Paying Agent against any cost, loss or expense which it incurs as a result of making such payment and not receiving reimbursement of such amount until the date of reimbursement of such amount,

        PROVIDED, HOWEVER, THAT any payment made under Clause 8.6.1 shall satisfy pro tanto the obligations of the Issuing Entity under Clause 7.1 (Issuing Entity to pay Principal Paying Agent).

8.7     PARTIAL PAYMENTS

        If at any time and for any reason a Paying Agent makes a partial payment in respect of any Note Certificate presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and the date of such payment. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of the Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if a Note Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of such Note Certificate.

8.8     AGENTS TO ACT FOR NOTE TRUSTEE

        At any time after an Event of Default or Potential Event of Default in respect of a Series of Notes shall have occurred, which shall not have been waived by the Note Trustee or remedied to its satisfaction or at any time after Individual Note Certificates have not been issued when so required in accordance with the terms of the Note Trust Deed or the Note Trustee shall have received any money which it proposes to pay under the Note Trust Deed to the Noteholders or the relevant Notes shall otherwise have become due and repayable, the relevant Agent shall, if so required by notice in writing given by the Note Trustee to the Issuing Entity and the relevant Agent(s):

        8.8.1 thereafter act as the agent of the Note Trustee in relation to their duties for the Notes of that Series under the terms of the Note Trust Deed and the relevant Note Trust Deed Supplement on the terms mutatis mutandis contained herein (save that the Note Trustee's liability under any provisions herein contained for the indemnification of any Agent shall be limited to the amount for the time being held by the Note Trustee on the trusts of the Note Trust Deed and the relevant Note Trust Deed Supplement which is available to be applied by the Note Trustee for such purpose in relation to such Series) and thereafter hold all Note Certificates and all sums, documents and records held by them in respect of the Notes of that Series on behalf of the Note Trustee; and/or

        8.8.2 deliver up all Note Certificates and all sums, documents and records held by them in respect of the Notes of that Series to the Note Trustee or as the Note Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any applicable law or regulation.

9.      DUTIES OF THE AGENT BANK

9.1     GENERAL DUTIES

        The Agent Bank agrees to comply with the provisions of Condition 6 (Interest) and this Paying Agency and Agent Bank Agreement.

9.2     SPECIFIC DUTIES

        In particular, the Agent Bank shall:

        9.2.1 obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the Conditions at the times and otherwise in accordance with the Conditions;

        9.2.2 as soon as practicable after determining the Rate of Interest applicable to the Notes for any period pursuant to the Conditions, notify the Issuing Entity, the Paying Agents and the Note Trustee thereof;

        9.2.3 publish the Rate of Interest, Interest Amount and relative Interest Payment Date in accordance with Condition 6 (Interest); and

        9.2.4 maintain records of the quotations obtained, and all rates determined, by it and make such records available for inspection at all reasonable times by the Issuing Entity, the other Agents and the Note Trustee.

9.3     LISTING OF NOTES

        Notes of any Series, on issue, may be listed on a stock exchange in accordance with the relevant Prospectus Supplements/Final Terms and/or Note Trust Deed Supplement. The Issuing Entity will advise the Agent Bank, if such listing is withdrawn or if the Notes become listed on any other stock exchange.

10.     DUTIES OF THE CUSTODIAN

10.1    CUSTODY SECURITIES ACCOUNT

        In respect of each Series, the Custodian shall maintain a Series Custody Securities Account into which it shall accept for safekeeping and deposit the Medium Term Note Certificate relating to that Series, which may from time to time be delivered to it for such purpose. At all times when a Medium Term Note Certificate is credited to a Series Custody Securities Account, the Custodian shall deal with such Medium Term Note Certificate or book entry interests in accordance with the terms of this Paying Agency and Agent Bank Agreement and the Security Documents.

10.2    CUSTODY CASH ACCOUNT

        In respect of each Series, the Custodian shall maintain a Series Custody Cash Account, which the Custodian will credit with income received from the Medium Term Note Certificate held in the Series Custody Securities Account for that Series pursuant to Clause 10.3 (Income from the Medium Term Note Certificates) and from which the Custodian will debit payments made in relation to that Series pursuant to Clause 10.4 (Payments).

10.3    INCOME FROM THE MEDIUM TERM NOTE CERTIFICATES

        The Custodian shall, on behalf of the Issuing Entity, endeavour to collect any income from the Medium Term Note Certificate held in each Series Custody Securities Account and may execute ownership and other certificates and affidavits for all fiscal and tax purposes from time to time required in connection with the collection of such income and pay any taxes which it is required to pay in connection therewith. For the avoidance of doubt, nothing in this Clause 10.3 shall make the Custodian liable for any failure of any other person to pay or remit any sum referred to herein.

10.4    PAYMENTS

        The Custodian may from time to time pay from a Series Custody Cash Account to the relevant party all sums due to that party in respect of such Series under the terms of the relevant Document. The Custodian shall only be bound to make payments pursuant to this clause to the extent that it is satisfied that it has received funds in accordance with Clause 10.3 (Income from the Medium Term Note Certificates).

10.5    EXCHANGE OF MEDIUM TERM NOTE CERTIFICATES

        The Custodian is hereby authorised, without further instruction, to present and surrender, or procure the presentation and surrender of, any Medium Term Note Certificate that is under the direct control of the Custodian on maturity to the Issuing Entity thereof or (as the case may be) the appropriate paying agent on each date on which such presentation is required in order to receive payment in respect thereof.

10.6    DOCUMENTS NECESSARY FOR CUSTODY

        Subject as herein provided, the Custodian may execute as agent for the Issuing Entity all declarations, affidavits and certificates of ownership now or hereafter required in respect of the Medium Term Note Certificate held in any Series Custody Securities Account PROVIDED THAT prior to the occurrence of Event of Default, the Custodian shall not under any circumstances execute any declaration, affidavit or certificate which might be construed to mean or imply that it is the ultimate beneficial owner of any Medium Term Note Certificate or that it is acting in any capacity other than as custodian of such Medium Term Note Certificate.

10.7    APPOINTMENT OF SUB-CUSTODIANS

        Notwithstanding the provisions of Clause 14 (Terms of Appointment) and subject to receipt of an opinion of legal counsel that such appointment will not give rise to any adverse tax consequences, the Custodian may, having given the Issuing Entity and each relevant Rating Agency at least ten Business Days' prior written notice, appoint any financial institution with an office in any jurisdiction (including any reputable financial institution in the same group as the Custodian) to act as sub-custodian (a "SUB-CUSTODIAN") of the Medium Term Note Certificate relating to any Series located in that jurisdiction on substantially the same terms as contained herein (except that there shall be no equivalent to this Clause 10.7). The Custodian shall not at any time be liable to the Issuing Entity or any other person for the proper safekeeping of a Medium Term Note Certificate and the due performance of the obligations assumed by any Sub-Custodian but the Custodian accepts the same level of responsibility for any nominee company controlled by the Custodian or by any of its affiliated companies as it accepts for itself.

        The Custodian may change the appointment of a Sub-Custodian in any jurisdiction having given at least ten Business Days' prior written notice to the Issuing Entity, the Note Trustee and each relevant Rating Agency.

        The Custodian hereby warns the Issuing Entity that in relation to the Medium Term Note Certificate in respect of any Series held by the Custodian pursuant to this Clause 10.7 or any Sub-Custodian, there may be settlement, legal and regulatory requirements in the relevant overseas jurisdictions which are different from those applying in London, and different practices for separate identification of such Medium Term Note Certificates.

11.     DUTIES OF THE EXCHANGE AGENT

11.1    DETERMINATION OF SPECIFIED CURRENCY AMOUNT

        The Exchange Agent shall, before 11.00 a.m. (London time) on the Business Day prior to the date on which any payment becomes due on any Class or Sub-Class of Notes (other than Dollar Notes) represented by DTC Global Note Certificates, determine the aggregate amount of the relevant currency in respect of such DTC Global Note Certificates (the "SPECIFIED CURRENCY AMOUNT") payable to Noteholders holding interests in such DTC Global Note Certificates who have not made an irrevocable election to receive payment in the relevant currency, as confirmed to the Exchange Agent by the DTC Custodian and/or DTC.

11.2    U.S. DOLLAR CONVERSION

        The Exchange Agent shall, after having determined the Specified Currency Amount pursuant to Clause 11.1 (Determination of Specified Currency Amount), establish its bid quotation for the purchase of U.S. dollars with the relevant currency, at or before 11.00 a.m. (London time) on the Business Day prior to the date on which the payment referred to in Clause 11.1 (Determination of Specified Currency Amount) becomes due. If such bid quotation is not available, the Exchange Agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the Exchange Agent for such purchase and the Exchange Agent shall enter into an agreement to purchase U.S. dollars with the Specified Currency Amount with such foreign exchange bank. In either event, the settlement date for the exchange of U.S. dollars with the Specified Currency Amount shall be the relevant payment date as specified in the Conditions. As early as practicable on each relevant payment date, subject to receipt of funds from the Principal Paying Agent pursuant to Clause 7.3 (Payment to Exchange Agent), the Exchange Agent shall effect such exchange. As promptly as practicable thereafter on such payment date, the Exchange Agent shall pay, or procure the payment of, the U.S. dollar amount receivable as a result of the exchange of the Specified Currency Amount into U.S. dollars by wire transfer of same day funds for value the due date for payment to DTC for payment pro rata to the relevant accountholders in accordance with DTC's settlement procedures. All costs of any such conversion into U.S. dollars shall be borne pro rata by the relevant Noteholders by deduction from the payment made to DTC to the relevant accountholder. If the applicable due date for payment is not a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in New York City or in the Principal Financial Centre of the relevant currency, delivery of the U.S. dollars will occur on the next succeeding day which is such a business day in New York City and in such Principal Financial Centre. If no bids for the purchase of U.S. dollars with the relevant currency are available on the Business Day prior to the date on which the payment is due, the Exchange Agent will notify the Principal Paying Agent, which will (i) not transfer the Specified Currency Amount to the Exchange Agent in accordance with Clause 7.3 (Payment to Exchange Agent) but will hold it until the relevant accountholders can make alternative arrangements for receipt of payment.

12.     MISCELLANEOUS DUTIES OF THE AGENTS

12.1    MAINTENANCE OF RECORDS

        Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall upon written request make such records available for inspection at all reasonable times by the Issuing Entity, the Note Trustee and the other Agents and, in particular the Registrar shall:

        12.1.1 maintain a record of all Note Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement;

        12.1.2 upon written request, make such records available for inspection at all reasonable times by the Issuing Entity, the Note Trustee and the other Agents; and

        12.1.3 give to the Note Trustee and the other Agents such further information with regard to its activities hereunder as may reasonably be required of them for the proper carrying out of their respective duties.

12.2    CANCELLATION

        The Issuing Entity may from time to time deliver to, or to the order of, the Registrar, Note Certificates for cancellation whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

12.3    NOTES IN ISSUE

        As soon as practicable (or in any event within three months) after each date for the payment of principal or interest in relation to the Notes, after each date on which Note Certificates are cancelled in accordance with Clause 12.2 (Cancellation) and after the date on which the Notes fall due for redemption in accordance with the Conditions, the Registrar shall notify the Issuing Entity, the Paying Agents and the Note Trustee (on the basis of the information available to it) of the number of any Note Certificates against surrender of which payment in full has been made and of the number of any Note Certificates (and the names and addresses of the holders thereof) which have not yet been surrendered for payment and the details of all Notes redeemed and cancelled.

12.4    FORWARDING OF COMMUNICATIONS

        Each Agent shall promptly forward to the Issuing Entity, the Note Trustee and, if not received by the Principal Paying Agent, the Principal Paying Agent a copy of any notice or communication addressed to the Issuing Entity which is received by such Agent.

12.5    PUBLICATION OF NOTICES

        The Registrar shall, upon and in accordance with the instructions, and at the expense, of the Issuing Entity but not otherwise, arrange for the publication in accordance with Condition 15 (Notices) of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Note Trustee and a copy thereof to each other Agent.

12.6    DESTRUCTION

        Each Registrar may destroy each Note Certificate delivered to or cancelled by it in accordance with Clause 14.2 (Extent of duties), in which case it shall promptly furnish the Issuing Entity and the Note Trustee with a certificate as to such destruction and specifying the reason for such destruction and the certificate or serial numbers of the Note Certificates so destroyed.

12.7    FORMS OF PROXY

        The Registrar shall, at the request of any Noteholder in accordance with the Note Trust Deed, make available uncompleted and unexecuted forms of proxy in a form and manner which comply with the provisions of Schedule 14 (Provisions Relating to Meetings of Noteholders) to the Note Trust Deed. The Registrar shall keep a full record of completed and executed forms of proxy received by it and will give to the Issuing Entity, not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting, full particulars of all duly completed forms of proxy received by it in respect of such Meeting or adjourned Meeting.

12.8    ADDITIONAL DUTIES

        The Registrar shall carry out such other acts as may reasonably be necessary to give effect to the relevant Conditions, this Paying Agency and Agent Bank Agreement and the Regulations. In carrying out its functions, each Registrar shall act in accordance with the terms of this Paying Agency and Agent Bank Agreement, the Regulations and the relevant Conditions.

12.9    REGULATIONS FOR THE DUTIES OF THE REGISTRAR

        The Issuing Entity may, from time to time, with the approval of the Principal Paying Agent, the Registrar and the Note Trustee (such approval in no case to be unreasonably withheld) promulgate revised Regulations.

12.10   NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING

        The Registrar shall, on the third Business Day prior to each due date for payment in respect of the Notes, notify the Principal Paying Agent of the aggregate Principal Amount Outstanding of Notes as evidenced by the Global Note Certificate or Individual Note Certificates.

12.11   COPY DOCUMENTS AVAILABLE FOR INSPECTION

        The Issuing Entity shall provide to each Agent and the Note Trustee:

        12.11.1 conformed copies of this Paying Agency and Agent Bank Agreement, the Issuing Entity Master Framework Agreement, the Note Trust Deed, each Note Trust Deed Supplement and the Regulations; and

        12.11.2 such other documents as may from time to time be required by the competent authority, stock exchange or quotation system on which the Notes are admitted to listing, trading or quotation to be made available at the Specified Office of the Agent having its Specified Office in the jurisdiction of the competent authority, stock exchange or quotation system on which the Notes are admitted to listing, trading or quotation or such other jurisdiction as permitted by the competent authority, stock exchange or quotation system on which the Notes are admitted to listing, trading or quotation.

        Each of the Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

12.12   PROCEEDS HELD ON TRUST

        Each Paying Agent shall hold on trust for the benefit of the relevant Noteholders or the Note Trustee all moneys held by such Paying Agent for the payment of principal or interest on any of the Notes.

12.13   NOTICE OF DEFAULT

        Each Paying Agent shall give the Note Trustee notice of any default by the Issuing Entity in the making of any payment of principal or interest on any of the Notes.

13.     FEES AND EXPENSES

13.1    FEES

        The Issuing Entity shall pay to the Principal Paying Agent for its own account and for the account of the Agents such fees on a Series-by-Series basis as may have been agreed in writing between the Issuing Entity and the relevant Agents in respect of the services of such Agents hereunder.

13.2    FRONT-END EXPENSES

        The Issuing Entity shall, after receipt of an account of such expenses, reimburse the Principal Paying Agent for its own account and for the account of the Agents for all reasonable out-of-pocket expenses properly incurred by them in the negotiation, preparation and execution of this Agreement and for its own account for all reasonable out-of-pocket expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder. The Principal Paying Agent will be responsible for distributing the relevant amounts to the Agents and the relevant expenses of such Agents and the Issuing Entity shall not be responsible for the apportionment of such payments between such Agents.

13.3    TAXES AND EXPENSES OCCASIONED BY DEFAULT

        The Issuing Entity shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Paying Agency and Agent Bank Agreement and shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

14.     TERMS OF APPOINTMENT

14.1    RIGHTS AND POWERS

        Each Agent may, in connection with its services hereunder:

        14.1.1 except as ordered by a court of competent jurisdiction or as required by law (whether or not the relevant Note shall be overdue and notwithstanding any notice to the contrary or writing shown thereon or any notice of previous loss or theft or of trust or other interest therein) be entitled to treat the person registered in the Register as the absolute owner of such Note for all purposes and make payments thereon accordingly PROVIDED THAT where the Registrar has notified the Issuing Entity of the presentation or surrender of any Note in accordance with Clause 8.1.3, it shall not make payment thereon until so instructed by the Issuing Entity;

        14.1.2 rely upon the terms of any notice, communication or other document believed by it to be genuine;

        14.1.3  engage, at the expense of the Issuing Entity (pursuant to Clause
                13.2 (Front-end expenses)), the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent shall be protected and shall incur no liability as against the Issuing Entity in respect of any action taken, or suffered to be taken, in accordance with such advice except to the extent that such liability arises out of any fraud, wilful default or negligence on the part of any such Agent or its officers, directors or employees);

        14.1.4 assume that the terms of each Note Certificate as issued are correct;

        14.1.5 refer any question relating to the ownership of any Note or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Note Certificate to the Issuing Entity for determination by the Issuing Entity and conclusively rely upon any determination so made; and

        14.1.6 whenever in the administration of this Paying Agency and Agent Bank Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith, fraud or negligence on its part, accept a certificate signed by any person duly authorised on behalf of the Issuing Entity as to any fact or matter prima facie within the knowledge of the Issuing Entity as sufficient evidence thereof.

14.2    EXTENT OF DUTIES

        Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall:

        14.2.1 be under any fiduciary duty towards any person other than the Issuing Entity or the Note Trustee;

        14.2.2 (except to the extent that such liability arises out of any fraud, wilful default or negligence on the part of any such Agent or its officers, directors or employees) be responsible for or liable in respect of any act or omission of any other person including, without limitation, any other Agent; or

        14.2.3 be under any obligation towards any person other than the Issuing Entity, the other Agents and the Note Trustee.

14.3    FREEDOM TO TRANSACT

        Each Agent may purchase, hold and dispose of a beneficial interest in a Note and may enter into any transaction (including, without limitation, any depositary, trust or agency transaction) with any holders or owners of any Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Issuing Entity or the Note Trustee in relation to the Notes.

14.4    INDEMNITY

        The Issuing Entity shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and, in the case of the Exchange Agent, conversion spread and costs) which it incurs in respect of a particular Series, other than such costs and expenses as are:

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

        14.4.1 separately agreed to be reimbursed out of the fees payable under Clause 13 (Fees and Expenses); or

        14.4.2 incurred by reason of the relevant Agent's own negligence, fraud or wilful default (or that of its directors, officers or employees).

14.5    AGENT COMMITMENTS

        No provision of this Paying Agency and Agent Bank Agreement shall require any Agent to expend its own funds or assume a financial commitment to a person not party to this Paying Agency and Agent Bank Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such commitment is not reasonably assured to it and, in particular, no Agent shall be obliged to incur any expenditure in connection with the publication of any notices required to be given hereunder unless the Issuing Entity has given its prior approval.

14.6    SPECIAL DAMAGES AND CONSEQUENTIAL LOSS

        Notwithstanding the provisions of Clause 14.2 (Extent of duties) but subject to the proviso below, the Issuing Entity acknowledges and agrees that under no circumstances will the Agents (together with their respective directors, officers, employees and agents) be liable to the Issuing Entity or any other party to this Paying Agency and Agent Bank Agreement or any of the Documents for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever (in each case, however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage) PROVIDED THAT:

        14.6.1 in the event of a determination of fraud on the part of the relevant Agent in a non-appealable judgment by a court having jurisdiction, this Clause 14.6 shall be deemed not to apply; and

        14.6.2 in the event that this Paying Agency and Agent Bank Agreement is deemed a "qualified" indenture under the TIA and subject to the terms thereof, then, in the case of a conflict between this Clause 14.6 and the mandatory terms of the TIA, the relevant mandatory terms of the TIA will control.

        The provisions of this Clause 14.6 (Special damages and consequential loss) shall survive the resignation or removal of any Agent and the termination of this Paying Agency and Agent Bank Agreement.

15.     CHANGES IN AGENTS

15.1    RESIGNATION

        Any Agent may resign its appointment upon giving not less than 60 days' written notice to the Issuing Entity (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent, to the Principal Paying Agent) PROVIDED, HOWEVER, THAT:

        15.1.1 if such resignation would otherwise take effect less than 10 days before the maturity date of a Series of Notes or any Interest Payment Date in relation to a

                Series of Notes, it shall not take effect until the first day following such date; and

        15.1.2 such resignation shall not take effect until a successor (approved in writing by the Note Trustee) has been duly appointed by the Issuing Entity and notice of such appointment has been given to the Noteholders.

15.2    REVOCATION

        The Issuing Entity may revoke its appointment of any Agent as its agent in relation to a Series of Notes by giving not less than 60 days' notice to such Agent (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent, to the Principal Paying Agent) PROVIDED, HOWEVER, THAT in the case of the Principal Paying Agent, the Agent Bank, the Registrar or the Custodian, such revocation shall not take effect until a successor has been duly appointed with the prior written consent of the Note Trustee and notice of such appointment has been given to the Noteholders.

15.3    AUTOMATIC TERMINATION

        The appointment of any Agent shall terminate forthwith if:

        15.3.1  such Agent becomes incapable of acting;

        15.3.2 a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent;

        15.3.3 such Agent admits in writing its insolvency or inability to pay its debts as they fall due;

        15.3.4 an administrator or liquidator or any similar official of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made);

        15.3.5 such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

        15.3.6 an order is made or an effective resolution is passed for the winding up of such Agent; or

        15.3.7 any event occurs which has an analogous effect to any of the foregoing.

        On the occurrence of any of the above the relevant Agent shall forthwith notify the Issuing Entity and the remaining Agents and the Issuing Entity shall give notice thereof to the Note Trustee and to the Noteholders in accordance with Condition 13 (Note Trustee and Agents).

15.4    ADDITIONAL AND SUCCESSOR AGENTS

        The Issuing Entity may (with the prior written approval of the Note Trustee) appoint a successor registrar, principal paying agent, agent bank, custodian and additional or successor paying agents and exchange agents and shall forthwith give notice of any such appointment to the continuing Agents, the Noteholders and the Note Trustee, whereupon the Issuing Entity, the continuing Agents, the Note Trustee and the additional or successor registrar, principal paying agent, agent bank, custodian, paying agent or exchange agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

15.5    AGENT MAY APPOINT SUCCESSOR

        If any Agent gives notice of its resignation in accordance with Clause
        15.1 (Resignation) and by the tenth day before the expiration of such notice a successor has not been duly appointed, such Agent may itself, following such consultation with the Issuing Entity as is practicable in the circumstances and with the prior written approval of the Issuing Entity (provided such failure to appoint was not due to default by the Issuing Entity) and the Note Trustee, appoint as its successor any reputable and experienced bank or financial institution and give notice of such appointment to the Issuing Entity, the remaining Agents and the Noteholders whereupon the Issuing Entity, the remaining Agents and such successor agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

15.6    RELEASE

        Upon any resignation or revocation taking effect under Clause 15.1 (Resignation) or 15.2 (Revocation) or any termination under Clause 15.3 (Automatic termination), the relevant Agent shall:

        15.6.1 without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the benefit of, and subject to, Clause 13.3 (Taxes and expenses occasioned by default), Clause 14 (Terms of Appointment) and this Clause 15);

        15.6.2 repay to the Issuing Entity following any resignation taking effect under Clause 15.1 (Resignation) or any termination under Clause 15.3 (Automatic termination), such part of any fee paid to it in accordance with Clause 13.1 (Fees) as shall relate to any period thereafter;

        15.6.3 deliver to the Issuing Entity and to its successor a copy, certified as true and up-to-date, of the records maintained by it in accordance with Clause 12.1 (Maintenance of records) and, in the case of a Registrar, Clause 4.1 (Maintenance of the Register); and

        15.6.4 forthwith (upon payment to it of any amount due to it in accordance with Clause 13 (Fees and Expenses) or Clause 14.4 (Indemnity)) transfer all moneys and papers (including any unissued Note Certificates held by it hereunder) to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to its successor for the discharge by it of its duties and responsibilities hereunder.

15.7    MERGER

        Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Issuing Entity, the Note Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Paying Agency and Agent Bank Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuing Entity, the Note Trustee and the other Agents.

16.     TIME

        Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

17.     GOVERNING LAW AND JURISDICTION

        This Paying Agency and Agent Bank Agreement and all matters arising from or connected with it shall be governed by English law in accordance with paragraph 25 (Governing Law) of the Common Terms. Paragraph 26 (Jurisdiction) of the Common Terms applies to this Paying Agency and Agent Bank Agreement as if set out in full in this Paying Agency and Agent Bank Agreement.

                                   SCHEDULE 1


           REGULATIONS CONCERNING TRANSFERS AND REGISTRATION OF NOTES

1. The Notes may only be held in holdings in the aggregate principal amount of the minimum denomination specified in the relevant Prospectus Supplements/Final Terms and integral multiples of such amount in excess thereof (each, an "AUTHORISED HOLDING").

2. Subject to paragraph 4 and paragraph 11, Notes may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorizing such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, "TRANSFEROR" shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3. The Note Certificate issued in respect of the Notes to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the Specified Office of the Registrar, and together with such evidence as the Registrar may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer of a Note shall conform to any list of duly authorised specimen signatures supplied by the Holder of such Note or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar may require.

4. No Noteholder may require the transfer of a Note to be registered during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of such Notes.

5. No Noteholder which has executed a Form of Proxy (as defined in Schedule 14 (Provisions Relating to Meetings of Noteholders) to the Note Trust
        Deed) in relation to a Meeting may require the transfer of a Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

6. The executors or administrators of a deceased Holder of a Note (not being one of several joint Holders) and, in the case of the death of one or more of several joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuing Entity as having any title to such Note.

7. Any person becoming entitled to any Notes in consequence of the death or bankruptcy of the Holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar may require (including legal opinions), become registered himself as the Holder of such Notes or, subject to the provisions of these Regulations, the Notes and the Conditions as to transfer, may transfer such Notes. The Issuing Entity, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

8. Unless otherwise required by him and agreed by the Issuing Entity and the Registrar, the Holder of any Notes shall be entitled to receive only one Note Certificate in respect of his holding.

9. The joint Holders of any Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

10. Where there is more than one transferee (to hold other than as joint Holders), separate forms of transfer (obtainable from the Specified Office of the Registrar) must be completed in respect of each new holding.

11. A Holder of Notes may transfer all or part only of his holding of Notes PROVIDED THAT both the principal amount of Notes transferred and the principal amount of the balance not transferred are an Authorised Holding. Where a Holder of Notes has transferred part only of his holding of Notes, a new Note Certificate in respect of the balance of such holding will be delivered to him.

12. The Issuing Entity and the Registrar shall, save in the case of the issue of replacement Notes pursuant to Condition 12 (Replacement of Note Certificates), make no charge to the Holders for the registration of any holding of Notes or any transfer thereof or for the issue of any Notes or for the delivery thereof at the Specified Office of the Registrar or by uninsured post to the address specified by the Holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the Holder or the transferee thereof as the Registrar may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13. Provided a transfer of a Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note(s) transferred are presented to the Registrar in accordance with the Paying Agency and Agent Bank Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of the Registrar arising, the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office to the transferee or despatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar has its Specified Office.

14.     No transfer of a Note may be effected unless:

        (a)     (in the case of Rule 144A Notes or Regulation S Notes only) such
                Note is transferred in a transaction that does not require registration under the Securities Act;

        (b) such Note is transferred in a transaction that is not in violation of the United States Investment Company Act of 1940;

        (c) such transfer is effected in accordance with the provisions of any restrictions on transfer specified in the legends (if any) set forth on the face of the Note Certificate issued in relation to such Note;

        (d) the transferee delivers to the Registrar a form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed on the Note Certificate issued in relation to such Note; and

        (e) if the Issuing Entity so requests, the Registrar receive an opinion of counsel satisfactory to all of them.

15. If Note Certificates are issued upon the transfer or replacement of Note Certificates not bearing the Rule 144A Legend, the Note Certificates so issued shall not bear the Rule 144A Legend. If Note Certificates are issued upon the transfer, exchange or replacement of Note Certificates bearing the Rule 144A Legend, or if a request is made to remove the Rule 144A Legend from a Note Certificate, the Note Certificates so issued shall bear the Rule 144A Legend, or the Rule 144A Legend shall not be removed (as the case may be) unless there is delivered to the Issuing Entity and the Registrar such evidence (which may include an opinion of counsel reasonably satisfactory to the Issuing Entity) as may be reasonably required by the Issuing Entity that neither the Rule 144A Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that the Notes in relation to which such Note Certificates are issued are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon receipt of written notification from the Issuing Entity that the evidence presented is satisfactory, the Registrar shall authenticate and deliver a Note Certificate that does not bear the Rule 144A Legend. If:

        (a) the Rule 144A Legend is removed from the face of a Note Certificate and the Note in respect of which such Note Certificate is issued is subsequently held by the Issuing Entity or an Affiliate of the Issuing Entity; and

        (b) the Registrar is notified in writing by the Issuing Entity that the Note in respect of which such Note Certificate is issued is so held,

        then the Rule 144A Legend shall be reinstated and the Issuing Entity and/or the Replacement Agent shall, upon its acquisition of such a Note or upon obtaining actual knowledge that such Note is held by such Affiliate, notify the Registrar thereof in writing.

16. Notwithstanding any provision to the contrary herein, so long as Notes are represented by a Global Note Certificate which are held by or on behalf of DTC, transfers, exchanges or replacements of the Notes represented by such Global Note Certificates shall only be made in accordance with the legends relating to DTC set forth thereon.

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE


The Bank of New York
as Registrar

                   GRACECHURCH CARD PROGRAMME FUNDING LIMITED
         (incorporated with limited liability under the laws of Jersey,
                                Channel Islands)

                               [currency][amount]

        Class [A/B/C/D] Asset Backed [Floating/Fixed] Rate Notes due [o]

                              TRANSFER CERTIFICATE

We refer to the paying agency and agent bank agreement dated [o] (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") in relation to the [currency][amount] Class [A/B/C/D] Asset Backed [Floating/Fixed] Rate Notes due [o] (the "NOTES") of Gracechurch Card Programme Funding Limited (the "ISSUING ENTITY") and made between, among other, the Issuing Entity, The Bank of New York as registrar (the "REGISTRAR" and The Bank of New York as note trustee (the "NOTE TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Paying Agency and Agent Bank Agreement. Other terms shall have the meanings given to them in Regulation S under the United States Securities Act of 1933 (the "SECURITIES ACT").

We, as transferor (the "TRANSFEROR") of [currency][amount] in principal amount of our beneficial interest in Notes represented by the [Rule 144A/Regulation S] (delete as appropriate) Global Note Certificate, hereby request a transfer of (tick one of the following boxes):

1. [ ] our beneficial interest in the Regulation S Global Note Certificate (ISIN: [o]) to a purchaser wanting to receive a beneficial interest in the Rule 144A Global Note Certificate (CUSIP Number: [o]) (on or prior to the fortieth day following the date of issue of the notes: tick box a below; after the fortieth day following the date of issue of the notes, no further boxes need be ticked); or

2. [ ] our beneficial interest in the Rule 144A Global Note Certificate to a purchaser wanting to receive a beneficial interest in the Regulation S Global Note Certificate (tick box B or C below, as applicable).

In connection with such request, and in respect of such Notes, we, the Transferor, hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the prospectus supplement/final terms relating to the Notes dated [o] and any legend on the relevant Global Note Certificate and that we are transferring such Note(s) (tick one of the following boxes):

(A) [ ] to a person whom the Transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion; such person and each such account is a qualified institutional buyer (as defined in Rule 144A under the Securities Act); the purchaser is aware that the sale to it is being made in reliance upon Rule 144A; and such transaction meets the requirements of

        Rule 144A and is in accordance with any applicable securities laws of any state of the United States;

OR

(B) [ ] in accordance with Regulation S under the Securities Act, and, accordingly, we hereby certify that:

                (i) the offer of the Notes was not made to a person in the United States;

        (tick box for one of alternative sub-paragraphs (ii) as appropriate)

        [ ]     (ii)    at the time the buy order was originated, the buyer was
                        outside the United States or the Transferor or any person acting on its behalf reasonably believed that the buyer was outside the United States;

        OR

        [ ]     (ii)    the transaction was executed in or on or through the
                        facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                (v) with regard to transfers occurring within the period prior to and including the fortieth day after the issue date of the Notes, any beneficial interest in the Regulation S Global Note Certificate shall be held through either Euroclear or Clearstream.

OR

(C) [ ] pursuant to an exemption from registration provided by Rule 144 under the Securities Act, if available.

If none of the foregoing boxes is checked, the Registrar shall not be obliged to effect the exchange of interests in the Global Note Certificates to reflect the transfer of the beneficial interests in the Global Note Certificate contemplated by this transfer certificate.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuing Entity and the Trustee.



............................................

for and on behalf of

[Transferor]


Date:  ...........................................

                                   SCHEDULE 3

                         SPECIFIED OFFICES OF THE AGENTS



NOTE TRUSTEE, PRINCIPAL PAYING AGENT, CUSTODIAN, AGENT BANK AND EXCHANGE AGENT


Address:        40th Floor, One Canada Square, London E14 5AL, United Kingdom

Fax:            + 44 20 7964 2533

Attention:      Corporate Trust - ABS/MBS/PF



REGISTRAR AND U.S. PAYING AGENT

Address:        101 Barclay Street, Floor 21W, New York, NY 10286, United States

Fax:            + 1 212 815 5802/3

Attention:      Corporate Trust Administration - ABS/MBS/PF

EXECUTED by the parties

Issuing Entity
Executed for an on behalf of           )
GRACECHURCH CARD                       )
PROGRAMME FUNDING LIMITED              )
acting by a duly authorised signatory  )




Note Trustee
Executed for and on behalf of          )
THE BANK OF NEW YORK                   )
by                                     )

                                                 ------------------------------
                                                      Authorised Signatory



Principal Paying Agent, Custodian, Agent Bank and Exchange Agent
Executed for and on behalf of          )
THE BANK OF NEW YORK                   )
by


                                                 ------------------------------
                                                      Authorised Signatory


Registrar and U.S. Paying Agent
Executed for and on behalf of          )
THE BANK OF NEW YORK                   )
by                                     )

                                                  ------------------------------
                                                      Authorised Signatory